DATA

PART A -- THIS PART LISTS YOUR PERSONAL DATA.

OWNER:                   [JOHN DOE]           Age: [60]         Sex:  [Male]
      [Available only under NQ Contracts]
      [JOINT OWNER:]             [JANE DOE]     Age: [55]          Sex: [Female]

ANNUITANT:               [JOHN DOE]           Age: [60]         Sex:  [Male]

For NQ and Custodial Owner Joint Life IRA Contracts issued with a Joint Annuitant (NQ and IRA only):
[Applicable for NQ Contracts]
[JOINT ANNUITANT:]       [JANE DOE]             Age: [55]          Sex: [Female]

BENEFICIARY:      [JANE DOE]

[Applicable for TSA Contracts]
EMPLOYER          [XYZ Company]
PLAN              [XYZ Plan]

[CONTRACT:  GROUP ANNUITY CONTRACT NO.  [2006ACCGAC]]
CONTRACT NUMBER:                 [00000]

    ENDORSEMENTS ATTACHED:
    [Market Segment Endorsements]
             [Endorsement Applicable to Non-Qualified Contracts
             Endorsement Applicable to IRA Contracts
             Endorsement Applicable to Roth IRA Contracts
             Endorsement Applicable to Custodial [Roth] IRA Contracts Endorsement Applicable to TSA Contracts
             Endorsement Applicable to Defined Contribution Qualified Plan Contracts
             Endorsement Applicable to Defined Benefit Qualified
             Plan Contracts
             Inherited Traditional IRA Beneficiary Continuation Option ("BCO") Endorsement
             Inherited Roth IRA Beneficiary Continuation Option ("BCO") Endorsement
             Charitable Remainder Trust Endorsement
             Non-Spousal Beneficiary Continuation Option ("BCO") Tax-Qualified Retirement Plan Funds
             Direct Rollover to Traditional IRA Endorsement]

    [Endorsement Applicable to Accumulator Plus]
             [Endorsement Applicable to Credits Applied to Annuity Account
             Value]

    [Investment Options Endorsements]
             [Endorsement Applicable to Guaranteed Interest Special Dollar Cost Averaging
             Endorsement Applicable to Special Money Market Dollar Cost
             Averaging]

    [Benefits Endorsements]
             [Endorsement Applicable to the Right to Add an Optional Rider Endorsement Applicable to GWBL Maturity Date Annuity Benefit]

2009DP                                                               Data Page 1

    OPTIONAL RIDERS ATTACHED:
                   [Guaranteed Minimum Income Benefit Rider with Optional Reset of [5%] Roll Up to Age [85] GMIB Benefit Base and Guaranteed Withdrawal Benefit for Life Conversion Benefit
             Guaranteed Minimum Death Benefit Rider - Greater of [5%] Roll Up to Age [85] or Annual Ratchet to Age [85] [With Optional Reset] Guaranteed Minimum Death Benefit Rider - Annual Ratchet to Age [85] Earnings Enhancement Benefit Rider]


    ISSUE DATE:                        [January  1, 2009]
    CONTRACT DATE:                     [January  1, 2009]
    MATURITY DATE :                    [January 1, 2044]

    [For Accumulator Core, Select and Elite] The Maturity Date may not be later than the Contract Date Anniversary which follows the Annuitant's [95th] birthday. (see Section 7.02) The Maturity Date is based on the Annuitant's date of birth and will not change under the Contract except as described in Section 7.02. If there is a successor Annuitant named under the Contract, the Maturity Date will not change and will continue to be based on the original Annuitant's date of birth. [For NQ Contracts with Joint Annuitants] [For Contracts with Joint Annuitants, the age of the older Annuitant determines the Maturity Date.]

    [For Accumulator Plus] The Maturity Date may not be prior to [five years from the Contract Date] nor later than the Contract Date Anniversary which follows the Annuitant's [95th] birthday. (see Section 7.02) The Maturity Date is based on the Annuitant's date of birth and will not change under the Contract except as described in Section 7.02. If there is a successor Annuitant named under the Contract, the Maturity Date will not change and will continue to be based on the original Annuitant's date of birth. [For NQ Contracts with Joint Annuitants] [For Contracts with Joint Annuitants, the age of the older Annuitant determines the Maturity Date.]

2009DP                                                               Data Page 2

PART B -- THIS PART DESCRIBES CERTAIN PROVISIONS OF YOUR CONTRACT.

[APPLICABLE IF THE SPECIAL DOLLAR COST AVERAGING PROGRAM IS AVAILABLE]
[Special Dollar Cost Averaging Rate         [4.00%] through [December 31, 2009]]

Guaranteed Interest Option:
  Initial Guaranteed Interest Rate          [2.75% through January 31, 2009;
  Annual Guaranteed Interest Rate            1.5% through December 31, 2009]
  Lifetime Minimum Guaranteed Interest Rate [1.5%]

CONTRIBUTION LIMITS:       Initial Contribution minimum: [$5,000]
Subsequent Contribution minimum: [$500] [For Contracts issued in the NQ, IRA and TSA market segment only, the following text will appear] [Subsequent Contributions are limited to the first Contract Year.]

[We may refuse to accept any Contribution if the sum of all Contributions under all "Accumulator Series" Contract/Certificate with the same Annuitant or Owner would then total more than [$1,500,000]. [For all products except Accumulator
Select: [If we accept any such Contribution under this Contract, your Investment Options may be limited to those offered under the [Option A] Investment Allocation choice. [For issue ages 81-85, the following sentence will replace the first sentence of this paragraph] [We may refuse to accept any Contribution if the sum of all Contributions under your Contract/Certificates would then total more than $500,000.]

[For Contracts issued in the [QP-DB]/[QP-DC] market segment only, the following text will appear in lieu of the previous paragraph] [We reserve the right to limit aggregate Contributions made after the first Contract Year to 100% of the first Contract Year Contributions. We may refuse to accept any Contribution if the sum of all Contributions under your Contract would then total more than 80% of the present value of the Annuitant's accrued benefit. The only Contributions we will accept are: (i) transfers from another [QP-DB]/[QP-DC] plan and (ii) amounts attributable to a change of investment vehicles in the plan.]

[For Non- Spousal BCO Contracts] We will accept contributions in accordance with the Contribution requirements described in [Part III- Contributions and Allocations, Item 7 Limits on Contributions] of the Non-Spousal Beneficiary Continuation Option ("BCO") Tax-Qualified Retirement Plan Funds Direct Rollover to Traditional IRA endorsement.

[For all Contracts] We may also refuse to accept any Contribution if the sum of all Contributions under all AXA Equitable annuity accumulation
Contracts/Certificates of which you are Owner or under which you are the Annuitant would total [$2,500,000.]


Initial Contribution Received:                                                          [$100,000.00]

       [Applicable for Accumulator Plus only, and if indicated by Owner]
       EXPECTED FIRST YEAR CONTRIBUTION:                                                [$  1,000,000.00]

       [Applicable for Accumulator Plus only]
       CREDIT AMOUNT - OF INITIAL CONTRIBUTION:                                         [$      5,000.00/ N/A*]
          (see Endorsement Applicable to Credits Applied to Annuity Account Value)

         *[Credits are not applied to Contributions that result from a Roth IRA conversion from an Accumulator Plus Traditional IRA
         Contract/Certificate]

FIXED MATURITY OPTIONS ARE NOT AVAILABLE UNDER THIS CONTRACT.

2009DP                                                               Data Page 3

[[Applicable to Option A]

INVESTMENT OPTIONS AVAILABLE.  YOUR INITIAL ALLOCATION IS SHOWN.

[Applicable if a Dollar Cost Averaging Program is elected. ) The Account for Special Dollar Cost Averaging will appear for Accumulator Core and Accumulator Elite. The Account for Special Money Market Dollar Cost Averaging will appear for Accumulator Plus and Accumulator Select.] [You have elected [Special Dollar Cost Averaging (SDCA)]. Your Contribution will be allocated to the account for [SDCA] and amounts transferred from the account for [SDCA] will then be allocated in accordance with your instructions as shown in column B below. Otherwise, Contributions are allocated as shown in column A below, unless you request a change in allocation.]

O        VARIABLE INVESTMENT OPTIONS

[Applicable to [Option A] - Asset Allocation Funds only

 A TOTAL OF 100% OF THE CONTRIBUTION MUST BE INVESTED IN ANY OR ALL OF THE FOLLOWING INVESTMENT OPTIONS.

                                              Column A     [Column B
                                              --------     ---------
                                                           SDCA
                                                           ----
                                              Percentage   Percentage  Amount
                                              ----------   ----------  ------
                                              Allocated    Allocated]  Allocated
                                              ---------    ----------  ---------
    [AXA Conservative Allocation
                                              [50%]                    [$50,000]
    AXA Conservative-Plus Allocation
    AXA Moderate Allocation                                [X%]
    AXA Moderate-Plus Allocation
    EQ/American Core Allocation
    EQ/American Core Growth Allocation                     [X%]
    EQ/American Balanced Allocation
    Index Allocation Fund
    EQ/Money Market]                                       [X%]
                                                                       [$0.00]

o    [Guaranteed Interest Option ("GIO")]    [50%]                    [$50,000]
     [No more than [25%] of each Contribution may be allocated to the GIO]

     [The following will appear for all Accumulator Core and Accumulator Elite]
o    [Account for Special Dollar Cost Averaging
     [No more than [25%] of the account for Dollar Cost Averaging allocation may be allocated to the GIO]

     [The following will appear for all Accumulator Plus and Accumulator Select]
o    [Account for Special Money Market Dollar Cost Averaging]
     [No more than [25%] of the account for Dollar Cost Averaging allocation may be allocated to the GIO]


The Variable Investment Options shown above are Variable Investment Options of our Separate Account No. [49].


                                                       -------------------------
                                                Total:  [$100,000.00]]


[OPTION A IS NOT AVAILABLE UNDER YOUR CONTRACT]


2009DP                                                               Data Page 4

[[Applicable to [Option B]

[Applicable if a Dollar Cost Averaging Program is elected. ) The Account for Special Dollar Cost Averaging will appear for Accumulator Core and Accumulator Elite. The Account for Special Money Market Dollar Cost Averaging will appear for Accumulator Plus and Accumulator Select.] [You have elected [Special Dollar Cost Averaging (SDCA)]. Your Contribution will be allocated to the account for [SDCA], and amounts transferred from the account for [SDCA] will then be allocated in accordance with your instructions as shown below. Contributions will be allocated accordingly, unless you request a change in allocation.

A TOTAL OF [100%] OF THE CONTRIBUTION MUST BE ALLOCATED TO THE [SPECIAL DOLLAR COST AVERAGING] PROGRAM]. THE CONTRIBUTION WILL THEN BE ALLOCATED ACCORDING TO THE INSTRUCTIONS YOU PROVIDED TO US AT CONTRACT APPLICATIONS.

[Applicable to Option B only] Amounts are allocated in compliance with the Allocation Limits described in the Endorsement Applicable to Investment Options.

O VARIABLE INVESTMENT OPTIONS

  [CATEGORY 1 FIXED INCOME VARIABLE INVESTMENT OPTIONS]

                                                           Percentage  Amount
                                                           ----------  ------
                                                           Allocated   Allocated
                                                           ---------   ---------
   [Multimanager Core Bond                                 [X%]        [$20,000]
   EQ/AllianceBernstein Intermediate Government Securities
   EQ/Quality Bond PLUS
   EQ/Money Market
   EQ/Long Term Bond
   EQ/Short Duration Bond
   U.S. Government/AAA-Rated Securities Bond Fund]

  [CATEGORY 2 CORE DIVERSIFIED EQUITY VARIABLE INVESTMENT OPTIONS INVESTMENT OPTIONS]

                                                           Percentage  Amount
                                                           ----------  ------
                                                           Allocated   Allocated
                                                           ---------   ---------
   [Multimanager Large Cap Core Equity                     [X%]        [$80,000]
   Multimanager Large Cap Value
   AXA Aggressive Allocation
   EQ/Franklin Templeton Founding Strategy
   EQ/AllianceBernstein Common Stock
   EQ/AllianceBernstein Large Cap Growth (RTY 1000)
   EQ/Large Cap Value
   EQ/Capital Guardian Research
   EQ/Equity 500 Index
   EQ/BlackRock Basic Value Equity
   EQ/Large Cap Growth PLUS
   EQ/Large Cap Core PLUS
   EQ/JPMorgan Value Opportunities
   EQ/T. Rowe Price Growth Stock
   EQ/Boston Advisors Equity Income
   EQ/UBS Growth and Income
   EQ/Lord Abbett Growth and Income
   EQ/Lord Abbett Large Cap Core
   EQ/Oppenheimer Main Street Opportunity]


2009DP                                                               Data Page 5

  [CATEGORY 3  SMALL/MID CAP VARIABLE INVESTMENT OPTIONS ]

                                                           Percentage  Amount
                                                           ----------  ------
                                                           Allocated   Allocated
                                                           ---------   ---------
   [Multimanager Mid Cap Growth
   Multimanager Mid Cap Value
   Multimanager Small Cap Value
   Multimanager Small Cap Growth
   EQ/AllianceBernstein Small Cap Growth
   EQ/Mid Cap 400 Index Fund (EQ/FI Mid Cap)
   EQ/Small Company Index
   EQ/Oppenheimer Main Street Small Cap
   EQ/Mid Cap Value PLUS
   Global Discovery Fund
   Multimanager International Equity
   EQ/AllianceBernstein International
   EQ/International Core PLUS
   EQ/BlackRock International Value
   EQ/International Growth
   EQ/Oppenheimer Global
   Global Growth and Income Fund
   Global Growth Fund
   International Fund]

  [CATEGORY 4  SPECIALTY VARIABLE INVESTMENT OPTIONS]

                                                           Percentage  Amount
                                                           ----------  ------
                                                           Allocated   Allocated
                                                           ---------   ---------
   [Multimanager Aggressive Equity
   Multimanager Large Cap Growth
   Multimanager Technology
   EQ/Calvert Socially Responsible
   EQ/Marsico Focus
   EQ/Mergers and Acquisitions
   EQ/Van Kampen Comstock
   EQ/Templeton Growth
   EQ/Capital Guardian Growth
   EQ/Davis New York Venture
   EQ//Russell 1000 Value Index (Legg Mason Value Equity)
   EQ/Evergreen Omega
   EQ/Van Kampen Mid Cap Growth
   EQ/GAMCO Small Company Value
   EQ/PIMCO Real Return]

o GUARANTEED INTEREST OPTION ("GIO")                       [X%]        [$0.00]
  [No more than [25%] of each Contribution may be allocated to the GIO]

  [The following will appear for all Accumulator Core and Accumulator Elite]
o [Account for Special Dollar Cost Averaging]                          [$0.00]
  [No more than [25%] of the account for Dollar Cost Averaging allocation may be allocated to the GIO]

  [The following will appear for all Accumulator Plus and Accumulator Select]
o [Account for Special Money Market Dollar Cost Averaging]             [$0.00]
  [No more than [25%] of the account for Dollar Cost Averaging allocation may be allocated to the GIO]

2009DP                                                               Data Page 6

Your allocation of Account Value will be rebalanced at the end of every [calendar quarter] in accordance with the Contract and the [Option B] allocation percentages set forth above or in any revised allocation instructions that you request and we accept in accordance with the Contract.

The Variable Investment Options shown above are Variable Investment Options of our Separate Account No. [49].


                                                    ----------------------------
                                                    Total:  [$100,000.00]]


TRANSFER RULES (SEE SECTION 4.02): [Transfer requests must be in writing and delivered by U.S mail to our Processing Office unless we accept an alternative form of communication (such as internet, fax or automated telephone). The use of alternative forms of communication is subject to our rules then in effect for each such service. We may provide information about our rules and the use of communications services in the contract prospectus, prospectus supplements or other notifications, as mailed to your last known address in our records from time to time. Any alternative form of communication that we make available may be changed or discontinued at any time. Communications services may be restricted or denied if we determine that you used such services for market timing or other trading strategies that may disrupt operation of a Variable Investment Option or have a detrimental effect on the unit value of any Variable Investment Option.]

We reserve the right to:
a) [limit transfers among or to the Variable Investment Options to no more than once every 30 days,
b) require a minimum time period between each transfer into or out of one or more specified Variable Investment Options,
c) establish a maximum dollar amount that may be transferred by an owner on any transaction date among Variable Investment Options,
d) reject transfer requests from a person acting on behalf of multiple contract/certificate owners unless pursuant to a trading authorization agreement that we have accepted.
e) restrict or prohibit transfers in connection with execution of Investment Fund instructions to restrict or prohibit purchases or redemptions of fund shares or to collect a redemption fee on transfers involving fund shares,
f) impose conditions or limitations on transfer rights, restrict transfers or refuse any particular transfer if we are concerned that market timing, excessive trading or other trading strategies may disrupt operation of a Variable Investment Option or may have a detrimental effect on the unit value of any Variable Investment Option or determine that you have engaged in any such strategy.]

The maximum amount that may be transferred from the Guaranteed Interest Option to any other Investment Option in any Contract Year is the greatest of:

         (a) [25%] of the amount you have in the Guaranteed Interest Option on the last day of the prior Contract Year; or,
         (b) the total of all amounts transferred at your request from the Guaranteed Interest Option to any of the other Investment Options in the prior Contract Year; or
         (c) [25%] of the total of all amounts transferred or allocated into the Guaranteed Interest Option during that Contract Year

[The following text will not appear when the Owner is limited to Allocation Option A] [The terms and conditions of the Endorsement Applicable to Investment Options supersede the above referenced restrictions on transfers out of the Guaranteed Interest Option.]

[Transfers into the Guaranteed Interest Option are not permitted if the requested transfer would result in more than [25%] of the Annuity Account Value being allocated to the Guaranteed Interest Option, based on the Annuity Account Value of the previous business day. We may suspend these transfer restrictions upon notice to you. We will advise you of any such liberalization. We will also advise you at least [45 days] in advance of the day we intend

2009DP                                                               Data Page 7
to reimpose any such restrictions, unless we have previously specified that date when we notified you of the liberalization.]

[This text will apply when the Endorsement Applicable to Investment Options is issued with this Contract.] [Any transfer rules described in the Endorsement Applicable to Investment Options issued with this Contract must be complied with.]

ALLOCATION OF WITHDRAWALS (SEE SECTION 5.01): Lump Sum Withdrawals: [Applicable if this feature is available.] [You must provide withdrawal instructions indicating from which Investment Options the Lump Sum Withdrawal and any Withdrawal Charge will be taken.] The Lump Sum Withdrawal minimum amount is [$300]. [Applicable to QP-DB and QP-DC market segments only:] [Amounts withdrawn to pay Third Party Administrator (TPA) fees are not subject to this minimum withdrawal amount.]

Withdrawals will be withdrawn on a pro rata basis from your Annuity Account Value in the Variable Investment Options and the Guaranteed Interest Option. [The following language will appear for Accumulator Core and Accumulator Elite] [If there is insufficient value or no value in the Variable Investment Options and the Guaranteed Interest Option, any additional amount required or the total amount of the withdrawal, as applicable, will be withdrawn from the Account for Special Dollar Cost Averaging.] [The following language will appear for Accumulator Plus and Accumulator Select] [If there is insufficient value or no value in the Variable Investment Options and the Guaranteed Interest Option, any additional amount required or the total amount of the withdrawal, as applicable, will be withdrawn from the Special Money Market Dollar Cost Averaging program.]

[The  following  language  is  applicable  to  the  following  market  segments:
Traditional   IRA,  TSA  and  QP]  Automatic   Required   Minimum   Distribution
Withdrawals: The Automatic Required Minimum Distribution Withdrawal minimum initial amount is [$250]. See Endorsement Applicable to [Market Segment].

MINIMUM AMOUNT OF ANNUITY ACCOUNT VALUE (SEE SECTION 5.01):
Requests for a withdrawal must be for either (a) 90% or less of the Cash Value or (b) 100% of the Cash Value (surrender of the Contract). A request for more than 90% of the Cash Value will be considered a request to withdraw 100% of the Cash Value.

If a withdrawal is made that would result in a Cash Value less than [$500], we will so advise you and have the right to pay you such Value. In that case, this Contract will be terminated.

This Contract (including any attached Endorsements and Riders) will terminate if there is no Annuity Account Value.

[The following language is applicable to the TSA market]
[If there is a loan outstanding, the amount withdrawn will be limited such that the Cash Value remaining after a withdrawal is equal to at least [10%] of the outstanding loan amount.

You may not make any withdrawals from any part of the Cash Value; or transfer amounts among Investment Options; or make any transfers from this TSA Contract to another 403(b) plan or 403(b) Plan Funding Vehicle; or roll over amounts to another eligible retirement plan until after repayment of your loan then due, including interest due but not paid. ]

2009DP                                                               Data Page 8

Normal Form of Annuity (see Section 7.04): [Life Annuity 10 Year Period Certain] [For annuity commencement date ages 80 and greater the "period certain" is as follows]

         Annuitization Age            Length of Period Certain
         -----------------            ------------------------
           [Up to age 80                             10
                 81                                   9
                 82                                   8
                 83                                   7
                 84                                   6
                 85                                   5
                 86                                   4
                 87                                   3
                 88                                   2
                 89                                   1
           90 through 95                             0]

AMOUNT OF ANNUITY BENEFIT (SEE SECTION 7.05): The amount applied to provide the Annuity Benefit will be (1) the Annuity Account Value for any life annuity form or (2) the Cash Value for any annuity certain (an annuity form which does not guarantee payments for a person's lifetime) except that, if the period certain is more than five years, the amount applied will be no less than 95% of the Annuity Account Value.

INTEREST  RATE TO BE APPLIED IN ADJUSTING  FOR  MISSTATEMENT  OF AGE OR SEX (SEE
SECTION 7.06):
[6%] per year

MINIMUM AMOUNT TO BE APPLIED TO AN ANNUITY (SEE SECTION 7.06): [$2,000, as well as minimum of $20 for initial monthly annuity payment.]

Charges Deducted from Annuity Account Value (see Section 8.02):

      (a) Annual Administrative Charge: During the first two Contract Years the charge is equal to the lesser of 2% of your Annuity Account Value or [$30]. Thereafter, the maximum charge is [$30] for each Contract Year. We will deduct a charge on each Processing Date before the deduction of any other charges if your Annuity Account Value is less than [$50,000.] The Administrative Charge will be deducted for the portion of any Contract Year in which a Death Benefit is paid, the Annuity Account Value is applied to purchase an Annuity Benefit, or the Contract is surrendered.

     (b)        Optional Benefit Charge(s):

                [Applicable to all Optional Benefit Charges]
                We will determine and deduct the Optional Benefit Charge(s) shown below, annually from your Annuity Account Value on each Contract Date Anniversary for which the benefit is in effect. If elected, other Optional Benefit(s) and any charges associated thereto are shown in the elected Optional Benefit Rider(s).

                If you have elected a [5%] Rollup to Age [85] GMIB or GMDB Rider the charge for such benefit is shown in that Rider.

                [If the Earnings Enhancement Benefit (EEB) Rider is elected] Earnings Enhancement Benefit: The charge for this benefit is [0.35%] of the Annuity Account Value.

2009DP                                                               Data Page 9

                [If the Guaranteed Minimum Death Benefit (GMDB) Rider - Annual Ratchet to Age [85] is elected]
                Guaranteed Minimum Death Benefit Annual Ratchet to Age [85]:
                The charge for this benefit is [0.25%] of the GMDB benefit base.


                [If the100% Principal Guarantee Benefit (PGB) Rider is elected] [100% Principal Guarantee Benefit: The charge for this benefit is [0.50%] of the Annuity Account Value.]

                [If the125% Principal Guarantee Benefit (PGB) Rider is elected] [125% Principal Guarantee Benefit: The charge for this benefit is [0.75%] of the Annuity Account Value.]

                [If the Guaranteed Withdrawal Benefit (GWB) Rider is elected] [Guaranteed Withdrawal Benefit Charge:
                The charge for this benefit is [0.30%] of the Annuity Account Value, with a maximum charge of [0.45%]].

         [Applicable to all Optional Benefit Charges] This charge will be deducted for the portion of any Contract Year, pursuant to the termination provision of the Rider, in which a Death Benefit is paid pursuant to Section 6.02, the Annuity Account Value is applied to purchase an Annuity Benefit pursuant to Section 7.05, or the Contract is surrendered pursuant to Section 5.02.

The above charges will be deducted from the Annuity Account Value in the Variable Investment Options and the Guaranteed Interest Option on a pro rata basis. [The following language will appear for Accumulator Core and Accumulator Elite] [If there is insufficient value or no value in the Variable Investment Options and the Guaranteed Interest Option, any remaining portion of the charge or the total amount of the charge, as applicable, will be deducted from the Account for Special Dollar Cost Averaging.] [The following language will appear for Accumulator Plus and Accumulator Select] [If there is insufficient value or no value in the Variable Investment Options and the Guaranteed Interest Option, any remaining portion of the charge or the total amount of the charge, as applicable, will be deducted from the Special Money Market Dollar Cost Averaging program.]

NUMBER OF FREE TRANSFERS (SEE SECTION 8.03): Currently, the number of free transfers is unlimited, subject to the terms of Sections 5.01 and 8.04. However, we reserve the right to limit the number of free transfers to [12 transfers per Contract Year].

[For each additional transfer in excess of the free transfers, we will charge the lesser of [$25] or [2% of each transaction amount] at the time each transfer is processed. The Charge is deducted from the Investment Options from which each transfer is made on a pro-rata basis. This charge may change, subject to a maximum of $35 for each transaction.]


2009DP                                                              Data Page 10